UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2005

AURA SYSTEMS, INC.

 (Exact name of registrant as specified in charter)

Delaware	0-17249	95-4106894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2335 Alaska Avenue, El Segundo, California 90245
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (310) 643-5300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Marc Hoffman was appointed as the President and Chief Operating Officer of Aura Systems, Inc. (the “Company”) effective November 7, 2005. Pursuant to a letter agreement between the Company and Mr. Hoffman, dated November 1, 2005, Mr. Hoffman will receive a starting salary of $7,692.31, payable bi-weekly. In addition, on the date the Company’s Plan of Reorganization is declared effective (the “Effective Date”) by the United States Bankruptcy Court for the Central District of California, Los Angeles Division (the “Bankruptcy Court”), Case Number LA 05-24550 SB, in connection with the Company’s voluntary petition for relief under Chapter 11 of Title 11 of the United States Code, Mr. Hoffman will: (1) be appointed the Chief Executive Officer of the reorganized company; (2) receive a warrant to purchase 300,000 shares of common stock of the reorganized company; and (3) receive a bonus that will be determined by the reorganized company’s Board of Directors upon the achievement of agreed upon milestones between the reorganized company and Mr. Hoffman. The warrant issued to Mr. Hoffman upon the Effective Date will have a term of five (5) years and an exercise price of $2.00 during the first twelve (12) months after the Effective Date, $2.50 from the thirteenth (13th) to twenty-forth (24th) month from the Effective Date, and $3.00 from the twenty-fifth (25th) to sixtieth (60th) month after the Effective Date. The shares underlying the warrant will vest monthly over a thirty-six (36) month period.

A copy of the letter agreement between the Company and Mr. Hoffman dated November 1, 2005 is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information set forth in Item 1.01 is incorporated herein by reference in its entirety.

Mr. Hoffman has served as an Operating Director for Arsenal Capital Partners since 2001 until November, 2005. He performed numerous roles for Arsenal including President on one of its portfolio companies, and assisting a number of businesses in sales and operational improvement. Prior to joining Arsenal, Marc held key leadership positions in two medical device start-ups. He was the VP GM for Healthetech; a diagnostic device business, and the VP of Manufacturing and Service for Intuitive Surgical; a designer and builder of surgical robotic systems. Marc spent the first 12 years of his career at GE in Aircraft Engines and Power Generation. He later became VP of Manufacturing for AlliedSignal Aerospace, and VP of Operations and Supply Chain for AlliedSignal Aircraft Engines. Marc has a BS in Material Science Engineering from Cornell University.

There are no family relationships among Mr. Hoffman and any of the Company’s executive officers or directors. Further, there are no transactions involving the Company and Mr. Hoffman which would be reportable pursuant to Items 404(a) and (b) of Regulation S-B promulgated under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Letter agreement between the Company and Marc Hoffman dated November 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURA SYSTEMS, INC.

Date: November 11, 2005	By:	/s/ Raymond Yu
Raymond Yu
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter agreement between the Company and Marc Hoffman dated November 1, 2005.